EXHIBIT 99.1

NEWS BULLETIN

FOR FURTHER INFORMATION

AT iVOW:	AT FINANCIAL RELATIONS BOARD:

Michael H. Owens,MD,MPH,FACPE,CPE

Tony Rossi

President & CEO	Media Contact
mowens@ivow.com	trossi@financialrelationsboard.com
(760) 603-9120	(310) 854-8317

DRAFT

J. BRADFORD HANSON JOINS iVOW AS NEW CHIEF FINANCIAL OFFICER

CARLSBAD, CA, August 15, 2005 – iVOW, Inc. (NASDAQ: IVOW), a provider of disease management services for the treatment of chronic and morbid obesity, today announced the hiring of J. Bradford Hanson to serve as the Company’s new Chief Financial Officer.  Mr. Hanson replaces Howard Sampson, who is leaving the Company to pursue personal interests.

Mr. Hanson has more than 25 years experience serving in senior financial and accounting-related positions, including the role of Chief Financial Officer for several publicly traded companies.  Prior to joining iVOW, Mr. Hanson spent the last five years as an independent consultant assisting companies with SEC compliance.  Over the past two years, Mr. Hanson has led several engagements related to Sarbanes-Oxley compliance.  During his career, Mr. Hanson served as CFO of Onsite Energy Corporation from 1995 to 2001, CFO of DAROX Corporation from 1989 to 1991, and CFO of BSD Bancorp, Inc. (The Bank of San Diego) from 1983 to 1989.  Mr. Hanson is a Certified Public Accountant and holds a Bachelor of Science degree from San Diego State University.

“We are very pleased to add an executive of Brad’s caliber to our management team,” said Dr. Michael Owens, President and CEO of iVOW.  “Brad has a well rounded background that includes significant experience in financial systems management, SEC filings, Sarbanes-Oxley compliance, mergers and acquisitions, and public and private stock offerings.  His skill set is ideally suited to help iVOW continue the development of our services based business model and take the Company to the next level.”

“We would like to thank Howard for his contributions to the Company over the past two years.  Howard was brought on board to assist iVOW with the transition from a technology company to a pure-play services business, the implementation of our new business model, the raising of additional capital, and the reduction of our cost structure.  Howard was instrumental in helping us make good progress on all of these initiatives, and we wish him well in his future endeavors,” said Dr. Owens.

iVOW, inc.

Our business is focused exclusively on the disease state management of chronic and morbid obesity. We provide program management, operational consulting and clinical training services to physicians and hospitals involved in the medical and surgical treatment of morbidly obese patients. We also provide specialized vitamins to patients who have undergone obesity surgery. Our corporate website is www.ivow.com; information on our nutritional supplements for post-surgical gastric bypass patients may be found on www.vistavitamins.com. iVOW is the new corporate name of Vista Medical Technologies, Inc. iVOW is traded on the NASDAQ SmallCap Market under the stock symbol IVOW.

Forward Looking Statements

This news release may contain forward-looking statements concerning the business and products of Vista Medical.  Actual results may differ materially depending on a number of risk factors, including, but not limited to the following: our ability to penetrate the market for obesity surgery management services; customer acceptance of our products and services; decisions by Medicare and carriers to provide coverage for bariatric surgical procedures; uncertainties related to our healthcare services business model; and our efforts to maintain compliance with the continued listing requirements of the Nasdaq SmallCap Market.  Other risks inherent in our business are described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K, as amended, for the year ended December 31, 2004.  We undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

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